Ex. 16.1

November 1, 2017
Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:
We are currently principal accountants for First Business Financial Services, Inc. and, under the date of March 10, 2017, we reported on the consolidated financial statements of First Business Financial Services, Inc. as of and for the years ended December 31, 2016 and 2015, and the effectiveness of internal control over financial reporting as of December 31, 2016. On October 26, 2017, we were notified that First Business Financial Services, Inc. engaged Crowe Horwath LLP as its principal accountant for the year ending December 31, 2018 and that the auditor-client relationship with KPMG LLP will cease upon completion of the audit of First Business Financial Services, Inc.’s consolidated financial statements as of and for the year ended December 31, 2017, and the effectiveness of internal control over financial reporting as of December 31, 2017, and the issuance of our reports thereon. We have read First Business Financial Services, Inc.’s statements included under Item 4.01 of its Form 8-K dated November 1, 2017, and we agree with such statements, except that we are not in a position to agree or disagree with First Business Financial Services, Inc.'s statement that the change was approved by the Audit Committee of the Board of Directors of First Business Financial Services Inc., we are not in a position to agree or disagree with First Business Financial Services, Inc.’s statement that Crowe Horwath LLP were not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on First Business Financial Services, Inc. consolidated financial statements, or the effectiveness of internal control over financial reporting and we are not in a position to agree or disagree with First Business Financial Services, Inc.’s statement that First Business Financial Services, Inc. conducted a competitive process to determine First Business Financial Services, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and that the Audit Committee of the Board of Directors of First Business Financial Services, Inc. invited several independent registered public accounting firms to participate in the process.
Very truly yours,
/s/ KPMG LLP